Exhibit 99.1

LML REPORTS PROFITABLE THIRD QUARTER AND NINE MONTH RESULTS FOR FISCAL 2012

Profitability Achieved Across All Business Units

VANCOUVER, BC, February 10, 2012 — LML PAYMENT SYSTEMS INC. (“LML”) (NASDAQ: LMLP), a leading payments technology provider of financial payment processing solutions for e-commerce and traditional businesses, reports results for the third quarter and nine month period ended December 31, 2011.

Revenue for the third quarter ended December 31, 2011 was $5,251,000, compared to revenue of $11,060,000 for the third quarter ended December 31, 2010.  Gross profit for the quarter was $2,236,000 or 42.6%.  Net income for the quarter was $265,000, or $0.01 per share.

Revenue for the nine month period ended December 31, 2011 was $24,233,000 compared to $22,010,000 for the nine month period ended December 31, 2010.  Gross profit was $12,286,000 or 50.7%.  Net income was $4,435,000, or $0.16 per share, compared to net income of $2,762,000 or $0.10 per share, for the same period last year, an improvement of $1,673,000 or $0.05 per share.

“We received profitable contributions from all three business segments led by our transaction payment processing (TPP) segment which continued its impressive growth rate of 22% for the quarter, year to year, 13% sequentially quarter to quarter and 28% for the nine month period, easily eclipsing the average industry rate of 15%.  Additionally, we received profitable contributions for both the quarter and the nine month period from our check processing (CP) segment and our intellectual property licensing (IPL) segment despite the absence of non-recurring settlement transactions associated with fully paid-up licenses during the quarter.  It’s a very exciting time in our industry.  Each day more payments are conducted electronically as opposed to cash or paper.  More and more of these payments are made or received online and more and more transactions are being made safely and securely with small handheld devices to or from a world-wide market, all of which we expect, for us, will continue to drive more and more opportunity, innovation, customer satisfaction and growth”, said Patrick H. Gaines, Chief Executive Officer.

Q3 Highlights

•	Transaction Payment Processing (TPP) segment revenue increases 22% year over year and 13% sequentially quarter over quarter
•	All three business segments achieve profitability
•	873 new customers added bringing the total customer base to just over 12,000.

9 Months Highlights

•	Overall revenue, including non-recurring IPL revenue, increases 10% year over year
•	TPP segment revenue increases 28% year over year
•	Settled litigation with four defendants in Eastern District of Texas cases driving IPL revenue of $10.8 million.
•	All three business segments (TPP, CP and IPL) achieve profitability
•	Net income of $4,435,000 compared to $2,762,000 last year

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Conference Call
Management will host a conference call on February 10, 2012 at 1:30pm Pacific Time (4:30pm Eastern Time) to discuss these results.  To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator’s instruction.  If you are calling from the United States or Canada, please dial 800-699-1085. International callers please dial 303-223-2680.

If you are unable to join the call, an audio recording of the call will be available on our website at www.lmlpayment.com.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its Canadian subsidiary Beanstream Internet Commerce Inc., and its U.S. subsidiaries Beanstream Internet Commerce Corp. and LML Payment Systems Corp., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses. We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40,220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LML’s actual results include, among others, the impact, if any, of share-based payment charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(In U.S. Dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31		December 31
	2011	2010	2011	2010

REVENUE	$5,250,562	$11,060,030	$24,233,363	$22,010,201
COST OF REVENUE	3,014,951	5,045,891	11,947,653	10,818,240
GROSS PROFIT	2,235,611	6,014,139	12,285,710	11,191,961

OPERATING EXPENSES
General and administrative	1,291,243	1,218,740	3,119,623	3,463,598
Sales and marketing	175,843	221,849	503,505	582,644
Product development and enhancement	294,622	152,482	763,833	459,366
Amortization of intangible assets	165,643	165,644	496,933	496,932
INCOME BEFORE OTHER INCOME AND INCOME TAXES	308,260	4,255,424	7,401,816	6,189,421

Foreign exchange gain (loss)	41,251	(102,369)	38,507	(101,298)
Other expense	-	(626)	-	(5,464)
Interest income	55,755	16,873	84,640	29,170
INCOME BEFORE INCOME TAXES	405,266	4,169,302	7,524,963	6,111,829

Income tax expense (recovery)
Current	181,756	1,281,285	2,633,989	983,532
Deferred	(41,893)	850,875	456,106	2,366,354
	139,863	2,132,160	3,090,095	3,349,886

NET INCOME	265,403	2,037,142	4,434,868	2,761,943

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign exchange gain (loss) on translation of foreign operations	153,357	126,872	(230,434)	140,698

TOTAL COMPREHENSIVE INCOME	$418,760	$2,164,014	$4,204,434	$2,902,641

EARNINGS PER SHARE, basic	$0.01	$0.07	$0.16	$0.10
EARNINGS PER SHARE, diluted	$0.01	$0.07	$0.15	$0.10

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	28,233,434	27,253,886	28,205,734	27,252,620
Diluted	28,708,934	28,285,669	28,921,938	27,707,532

-cont’d-

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 LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(In U.S. Dollars, except as noted below)
(Unaudited)

	As at December 31,	As at March 31,
	2011	2011
ASSETS

Current assets
Cash and cash equivalents	$23,928,642	$26,917,491
Funds held for merchants	9,873,042	7,164,420
Short-term investments	3,211,665	-
Restricted cash	175,000	175,000
Accounts receivable, less allowance of $26,894 and $28,152, respectively	1,921,733	1,103,529
Corporate taxes receivable	342,168	101,162
Prepaid expenses	279,214	266,066
Total current assets	39,731,464	35,727,668

Property and equipment, net	120,451	163,222
Patents	162,312	287,877
Restricted cash	255,064	262,644
Deferred tax assets	733,641	1,189,747
Goodwill	17,874,202	17,874,202
Other intangible assets	3,843,825	4,215,187
Other assets	20,633	21,041

Total assets	$62,741,592	$59,741,588

LIABILITIES
Current liabilities
Accounts payable	$771,085	$702,820
Accrued liabilities	1,130,530	1,390,847
Corporate taxes payable	699,089	4,796,157
Funds due to merchants	9,873,042	7,164,420
Current portion of obligations under finance lease	2,460	2,460
Current portion of deferred revenue	1,528,691	1,420,228
Total current liabilities	14,004,897	15,476,932

Obligations under finance lease	5,400	7,380

Deferred revenue	58,862	935,979

Total liabilities	14,069,159	16,420,291

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Capital stock
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Common shares, no par value, 100,000,000 shares authorized, 28,233,434 and 28,127,184 issued and outstanding, respectively	53,883,659	53,557,276

Contributed surplus	9,639,325	8,819,006
Warrants	113,662	113,662
Deficit	(15,128,333)	(19,563,201)
Accumulated other comprehensive income	164,120	394,554
Total shareholders’ equity	48,672,433	43,321,297

Total liabilities and shareholders’ equity	$62,741,592	$59,741,588

-cont’d-

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 LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31		December 31
	2011	2010	2011	2010

Operating Activities:
Net income	$265,403	$2,037,142	$4,434,868	$2,761,943
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Amortization of property and equipment	23,119	30,514	82,397	97,847
Amortization of intangible assets	165,643	165,644	496,933	496,932
Share-based payments	652,233	368,113	941,327	1,152,924
Deferred income taxes	(41,893)	826,550	456,106	2,342,029
Foreign exchange (gain) loss	(110,251)	(730)	81,747	(2,226)

Changes in non-cash operating working capital
Funds held in trust	-	361,684	-	-
Accounts receivable	(746,381)	(196,246)	(885,175)	(319,316)
Corporate taxes receivable	(80,244)	(69,898)	(245,721)	(496,025)
Prepaid expenses	(51,279)	152,522	(18,954)	142,697
Accounts payable and accrued liabilities	310,178	9,061	(137,812)	252,771
Corporate taxes payable	(1,402,144)	1,076,558	(4,084,980)	1,076,558
Deferred revenue	(116,481)	(341,216)	(755,081)	(893,994)
Net cash (used in) provided by operating activities	(1,132,097)	4,419,698	365,655	6,612,140

Investing Activities:
Acquisition of short term investments	-	-	(3,294,525)	-
Acquisition of property and equipment	(1,573)	(14,717)	(43,149)	(44,998)
Net cash used in investing activities	(1,573)	(14,717)	(3,337,674)	(44,998)

Financing Activities:
Principal payments on finance leases	(660)	-	(1,981)	(9,202)
Proceeds from exercise of stock options	-	68,040	205,375	68,040
Net cash (used in) provided by financing activities	(660)	68,040	203,394	58,838

Effects of foreign exchange rate changes on cash and cash equivalents	142,688	84,236	(220,224)	83,546

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(991,642)	4,557,257	(2,988,849)	6,709,526

Cash and cash equivalents, beginning of period	24,920,284	7,222,032	26,917,491	5,069,763

Cash and cash equivalents, end of period	$23,928,642	$11,779,289	$23,928,642	$11,779,289

Supplemental disclosure of cash flow information
Interest paid	$-	$-	$-	$-
Taxes paid	$1,661,000	$137,000	$6,957,921	$137,000

CONTACTS:

Patrick H. Gaines	Investor Relations
CEO	(800) 888-2260
(604) 689-4440

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